EXHIBIT (E)(11) UNDER FORM N-1A

EXHIBIT 10 UNDER ITEM 601/REG. S-K

Exhibit K

to the

Distributor's Contract

FEDERATED INSTITUTIONAL TRUST

Federated Institutional High Yield Bond Fund

Class R6 Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated September 1, 1994, between Federated Institutional Trust and Federated Securities Corp. (“FSC”) with respect to the Class R6 Shares of Federated Institutional High Yield Bond Fund.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated September 1, 1994 between Federated Institutional Trust and FSC, executes and delivers this Exhibit with respect to the Class R6 Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of June, 2016.

FEDERATED INSTITUTIONAL TRUST

By: /s/J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/Thomas E. Territ

Name: Thomas E. Territ

Title: President